UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 14, 2005

WYETH

        (Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.		07940
(Address of principal executive offices)		(Zip Code)

        Registrant’s telephone number, including area code: 973-660-5000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2005, we issued and sold $1,500.0 million aggregate principal amount of senior notes, consisting of $1,000.0 million of 5.50% notes due February 15, 2016 (the "2016 Notes") and $500.0 million of 6.00% notes due February 15, 2036 (the "2036 Notes", and together with the 2016 Notes, the "Notes"), inside the United States to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933 (the "Securities Act") and outside the United States pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to the Sixth Supplemental Indenture, dated as of November 14, 2005 (the "Sixth Supplemental Indenture"), which supplemented an indenture dated April 10, 1992, as amended on October 13, 1992 (together with the Sixth Supplemental Indenture, the "Indenture"), between us and J.P. Morgan Chase Bank, N.A.(as successor to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2006. The Notes are unsecured senior obligations. The Notes are not guaranteed by any of our subsidiaries.

The Indenture contains, among other things, (i) customary covenants and (ii) provisions relating to events of default that would permit the Trustee or the holders of at least 25% in principal amount of all affected debt securities issued under the Indenture then outstanding (treated as one class) to declare the principal of and accrued but unpaid interest, if any, on the Notes to be due and payable.

We may redeem some or all of the Notes (the "Redeemed Notes") at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Redeemed Notes or (ii) the sum, as determined by the "Quotation Agent" (as defined in the Sixth Supplemental Indenture), of the present value of the principal amount of the Redeemed Notes and the remaining scheduled payments of interest on the Redeemed Notes from the redemption date to the "Maturity Date" (as defined in the Sixth Supplemental Indenture), exclusive of interest accrued to the redemption date, discounted from the scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year of 30-day months) at the "Treasury Rate" (as defined in the Sixth Supplemental Indenture) plus 20 basis points in the case of the 2016 Notes or 25 basis points in the case of the 2036 Notes, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

A copy of the Sixth Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

4.1 Sixth Supplemental Indenture, dated as of November 14, 2005, between the Company and J.P. Morgan Chase Bank, N.A. (as successor to Manufacturers Hanover Trust Company), as trustee.

_______                _______               _______

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2005	WYETH
By: /s/ Jack M. O'Connor
Name: Jack M. O'Connor
Title: Vice President and Treasurer
(Duly Authorized Signatory)

Exhibit Index

4.1 Sixth Supplemental Indenture, dated as of November 14, 2005, between the Company and J.P. Morgan Chase Bank, N.A. (as successor to Manufacturers Hanover Trust Company), as trustee.